Exhibit 10.1

Confidential

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT #3 TO

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment #3 to LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (“Amendment”), is entered into between Syndax Pharmaceuticals, Inc., a Delaware corporation having a place of business at 400 Totten Pond Road, Suite 110, Waltham, MA 02451 USA (“Syndax”) and Kyowa Hakko Kirin Co., Ltd., a Japanese corporation having a place of business at 1-9-2, Otemachi, Chiyoda-ku, Tokyo 100-0004, Japan (“KHK”), effective as of March 23, 2018 (the “Amendment Effective Date”).

Reference is made to the LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT by and between Syndax and KHK entered into as of December 19, 2014 (“Agreement”), as previously amended. As of the Amendment Effective Date, the Agreement is hereby further amended as set forth in this Amendment. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

The parties agree that Section 8.5.2 (Korea) of the Agreement shall be replaced with the following new sentence:

“The Transfer Price for Product in Korea shall be equal to [*] for the [*] and [*] for the [*]. Notwithstanding the foregoing, upon [*], the Transfer Price for such Product shall be [*].”

All other terms, obligations and conditions of the Agreement shall remain in full force and effect.

This Amendment may be executed in one or more counterparts by the parties by a person having authority to bind the party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which shall constitute but one and the same Amendment.

Syndax Pharmaceuticals, Inc.		Kyowa Hakko Kirin Co., Ltd.

By:	/s/ Luke J. Albrecht	By:	/s/ Tamao Watanabe

Name:	Luke J. Albrecht	Name:	Tamao Watanabe

Title:	General Counsel	Title:	Effective Officer,
Director,
Head of Business Development
Department

Date:	March 27, 2018	Date:	March 23, 2018